1 NICE-Systems LTD. 2016 SHARE INCENTIVE PLAN A. NAME AND PURPOSE 1. Name: This plan, as amended from time to time, shall be known as the “NICE Systems Ltd. 2016 Share Incentive Plan”. 2. Purpose: The purpose and intent of the Plan is to provide incentives to employees, directors, consultants and/or contractors of the Company, by providing them with opportunities to purchase or otherwise hold Shares, pursuant to a plan approved by the Board which is designed to enable the Company to issue equity related awards. Incentives under the Plan will only be issued to Grantees (as defined below) subject to the applicable law in their respective country of residence for Tax or other purposes. B. DEFINITIONS “Administrator” means (i) the Board, or (ii) the Company’s Compensation Committee or a committee of the Board appointed by the Board for the purpose of the administration of the Plan, if appointed, to the extent acting in accordance with specific authorization and guidelines provided by the Board for such purpose and subject to any restriction under applicable law. “Adoption Date” means the Date of Grant, or any other date of commencement of vesting of an Award, for the purposes of the Plan, that is determined by the Administrator for a given grant of an Award. “Affiliate” means any company in which NICE-Systems Ltd.which NICE Ltd., directly or indirectly, controls, is controlled by, or is under common control with, such company and any company in which NICE Ltd. holds, directly or indirectly, at least 10% of the issued share capital or voting power. “Award” means any equity related award, including any type of an Option and/or Share Appreciation Right and/or Share and/or Restricted Share and/or Restricted Share Unit and/or other Share unit and/or other Share-based award and/or other right or benefit under the Plan, including any such equity related award that is a Performance Based Award. “Board” means the Board of Directors of the Company. “Cause” means, unless otherwise defined in the Notice of Grant, (i) breach of the Grantee’s duty of loyalty towards the Company or any of its Affiliates, or (ii) breach of the Grantee’s duty of care towards the Company or any of its Affiliates, or (iii) the commission of any flagrant criminal offense by the Grantee, or (iv) the commission of any act of theft, fraud, embezzlement , willful misconduct or dishonesty towards the Company or any of its Affiliates by the Grantee, or (v) any unauthorized use or disclosurebreach by the Grantee of confidential information or trade secrets of the Company,any material agreement with or of any material duty of the Grantee to the Company or any Affiliate thereof (including breach of confidentiality, non-disclosure, non-use, non-competition or non- solicitation covenants towards the Company or any of its Affiliates), or (vi) any other intentional misconduct an act of moral turpitude by the Grantee (by , or any other act or omission) by the Grantee adversely affecting the reputation, business or affairs of the Company in a material manneror any of its Affiliates, or (vii) any act or omission by the Grantee which would allow for the termination of the Grantee’s employment without severance pay, according to the Israeli Severance Pay Law, 1963, or any similar provision of law in the jurisdiction in which the Grantee is employed-. or according to Grantee’s employment or service agreement with the Company or any of its Affiliates. Exhibit 4.5

2 “Cessation of Service” means (i) the cessation of the employee-employer relationship between the Grantee, who was an employee of the Company on the Date of Grant of any Awards to him or her, and the Company, for any reason; or (ii) the cessation of service of a Grantee, who was a director of the Company on the Date of Grant of any Awards to him or her, as a director of the Company, for any reason; or (iii) the termination or expiration of an agreement between the Company and a Grantee who was a consultant or contactor of the Company on the Date of Grant of any Awards to him or her, for any reason. “Change of Control” means the first to occur of the following: (i) any Person (within the meaning of Section 3(a)(9) of the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act"), except that such term shall not include (A) the Company, (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Ordinary Shares of the Company), is or becomes the “beneficial owner” (determined in accordance with Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company (not including securities beneficially owned by such Person that were acquired directly from the Company) representing either: (A) 50% or more of the combined voting power of the Company's then outstanding securities, or (B) 25% or more of the combined voting power of the Company's then outstanding securities, provided such Person appoints, recommends or designates at least two nominees to serve on the Board, and such nominees are elected or appointed to serve on the Board, whether in addition to the individuals defined in paragraph (ii) below or in their place; and excluding any Person who becomes such a beneficial owner in connection with a transaction described in clause (A) of paragraph (iii) below; or (ii) any time at which the following individuals cease for any reason (other than their death) to constitute a majority of the number of directors of the Company then serving: (a) individuals who, on the date hereofEffective Date, constitute the members of the Board and (b) any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment, nomination or election by the Board or nomination by the Board for election by the Company'sCompany’s shareholders was, subsequent to the Effective Date, approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereofEffective Date or whose appointment, election or nomination for election was previously so approved or recommended;, but specifically excluding (c) a director whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board. (iii) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 25% or more of the combined voting power of the Company's then outstanding securities; or (iv) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of

3 all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 25% of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale. “Companies Law” means the Israeli Companies Law, 1999, as amended from time to time. “Company” means NICE-Systems Ltd., a company organized under the laws of the State of Israel, or any Affiliate thereof. “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events: (i) a sale or other disposition of all or substantially all, as determined by the Board in its discretion, of the consolidated assets of the Company and its subsidiaries to any person; (ii) a sale or other disposition (including an exchange) of at least fifty percent (50%)all or substantially all of the outstanding securities of the Company to any person; (iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; (iv) (including, a reverse merger, and a reverse triangular merger), consolidation or reorganization following which the Company is the surviving corporation but the Ordinary Shares of the Company outstanding immediately preceding the merger, consolidation or reorganization are convertedlike transaction of the Company with or exchanged by virtue of the merger, consolidation or reorganization into other property, whether in the form of securities, cash or otherwise; orinto another corporation; (v(iv) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company; (v) a Change of Control; or (vi) such other transaction or set of circumstances that is determined by the Administrator, in its discretion, to be a “Corporate Transaction”; excluding any of the foregoing transactions in clauses (i) through (viii) if the Administrator determines that such transaction should be excluded from the definition hereof. (vii) With respect to an executive officer of the Company, who is directly subordinate to the CEO, in any of the above events (in subsections i-iv) the word "Company" may be replaced therein by "Business Unit". A "Business Unit" shall mean a business unit of the Company, whether organized as a wholly owned entity or in any other form of unit in the Company if and to the extent so determined and deemed suitable and appropriate under the circumstances by the Administrator. Notwithstanding the aforesaid, with respect to acceleration of vesting, the definitions of Corporate Transaction in sub sections (ii)-(iv) above, shall not include events that would not also be deemed to be a "Change of Control". Whether a transaction is a “Corporate Transaction” as defined above, shall be finally and conclusively determined by the .Administrator in its absolute discretion “Date of Grant” means the effective date of grant of an Award, as detailed in Section 5.1 below.

4 “Date of Cessation” means the effective date of a Cessation of Service (, i.e.: (i) if the Grantee is an employee of the Company - the date on which the employee-employer relationship between the Grantee and the Company ceases to exist; (ii) if the Grantee is a contractor or consultant - the effective date on whichof termination of services pursuant to the consulting or contractor agreement between the Grantee and the Company expires; or (iii) if the Grantee is a director - the date on which the Grantee ceases to serve as a director of the Company.“. “Disability” means, unless otherwise defined in the Notice of Grant, the inability to engage in any substantial gainful occupation for which the Grantee is suited by education, training or experience, by reason of any medically determinable physical or mental impairment that iswhich has lasted or can be expected to result in such person’s death or to continuelast for a period of six (6) consecutive months or more, as determined in accordance with applicable law in the relevant jurisdiction or Company’s internal policy in said jurisdiction. “Exercise Conditions” means a Vesting Period and/or Performance Conditions. “Exercise Price” means (i) the purchase price per Share subject to an Award, or (ii) the nominal value per Share to be paid upon the vestingsettlement of an Award that does not require exercise by the Grantee, to the extent the Grantee is required to pay such nominal value hereunder, as applicable. “Exercised Share” means a Share issued upon exercise of an Award or vestingsettlement of an Award, as applicable, or, if applicable, a freely transferable Share issued to a Grantee not resulting from another type of Award. “Grantee” means the person to whom an Award shall be granted under the Plan. “Notice of Exercise” means a written notice of exercise of an Award, delivered by a Grantee to the Company. “Notice of Grant” means a written notice of the grant of an Award, accompanied by an applicable agreement between the Company and the Grantee relating to the terms of grant of said Award. “Option” means an option to purchase a Share or Shares. “Performance Based Award” means a performance based Award as defined in Section 10.1 below. “Performance Conditions” as defined in Section 10.1 below. “Plan” means this “NICE-Systems Ltd. 2016 Share Incentive Plan”, as amended from time to time. “Representative” means any third party designated by the Company for the purpose of the exercise of Awards, as provided in Section 8.2 below. “Restricted Share” means a Share issued under the Plan to a Grantee for such consideration, if any, and subject to such restrictions as established by the Company, as detailed in Section 9A below. “RSU” means Restricted Share Unit, as defined in Section 9 below. “Sale” means the sale of all or substantially all of the issued and outstanding share capital of the Company. “Share” means an Ordinary Share, nominal value of NIS 1.00 each of the Company. “Share Appreciation Right (SAR)” means a right entitling the Grantee to Shares, measured by appreciation in value of a Share during the period from the Adoption Date or Date of Grant to date of exercise of such right, as detailed in Section 9B below. “Stock Market” means a stock exchange or an electronic securities trading system (such as NASDAQ).

5 “Successor Entity Award” means securities of any successor entitySuccessor Entity, as provided in Section 11.4 below. “Tax” means any and all federal, provincial, state and local taxes of any applicable jurisdiction, and other governmental fees, charges, duties, impositions and liabilities of any kind whatsoever, including social security, national health insurance or similar compulsory payments, together with all interest, linkage for inflation, penalties and additions imposed with respect to such amounts. “Vesting Period” of an Award means, for the purpose of the Plan and its related instruments, the period between the Adoption Date and the date on which (i) the Grantee may exercise the Award into Exercised Shares; or (ii) if said Award does not require the Grantee to exercise it, the date on which the Award vestssettles into an Exercised Share; or (iii) the date on which a Share (not resulting from another type of Award) may be freely transferred by the Grantee (subject to any other restrictions prescribed herein or by law). C. GENERAL TERMS AND CONDITIONS OF THE PLAN 3. Administration: 3.1 The Plan will be administered by the Administrator, subject to applicable law, including but not limited to the instructions of the Companies Law. 3.2 Subject to the general terms and conditions of the Plan, the Administrator shall have the full authority in its discretion, from time to time and at any time, to determine (i) the Grantees under the Plan, (ii) the number of Shares subject to each Award, the type of Award, and the Exercise Price per Share and the time of expiration of Awards, (iii) the time or times at which the same shall be granted, (iv) the vesting schedule, restrictions and conditions, including Performance Conditions (as defined in Section 10 below), if applicable, on which Awards may vest or be exercised and on which Shares shall be paid for, (v) the method of payment for Shares purchased pursuant to any Award, (vi) the method for satisfaction of any tax withholding obligation arising in connection with an Award, including by the withholding, delivery or sale of Shares, (vii) the fair market value of the Shares, (viii) the acceleration of vesting any Award, (ix) the amendment, modification, conversion, substitution, cancellation or suspension of Awards in accordance with this Plan, (x) rules and provisions, as may be necessary or appropriate to permit eligible Grantees resident or employed in any specific jurisdiction to participate in the Plan and/or to receive preferential tax treatment in their country of residence, with respect to Awards granted hereunder, and/or (viiixi) any other matter which is necessary or desirable for, or incidental to, the administration of the Plan. 3.3 The Administrator may, from time to time, adopt such rules and regulations for carrying out the Plan, as it may deem necessary. No member of the Administrator shall be liable for any act or determination made in good faith with respect to the Plan or any Award granted. 3.4 The interpretation and construction by the Administrator of any provision of the Plan or of any Award thereunder shall be final and conclusive and binding on all parties who have an interest in the Plan or any Award or Exercised Share, unless otherwise determined by the Board.Administrator. 3.5 Notwithstanding anything to the contrary herein, any Award granted under the Plan to an Office Holder (as such term is defined under the Companies Law) shall be subject to the terms of the Company's Executives & Directors Compensation Policy, unless otherwise determined by the Administrator and approved in accordance with the provisions of the Companies Law. 4. Eligible Grantees: 4.1 The Administrator, at its discretion, may grant Awards to any employee, director, consultant and/or, contractor and/or other service provider of the Company. Anything in the Plan to the contrary notwithstanding, all grants of Awards shall be authorized and implemented only in accordance

6 with the provisions of applicable law. 4.2 The grant of an Award to a Grantee hereunder, shall neither entitle such Grantee to participate, nor disqualify him from participating, in any other grant of Awards pursuant to the Plan or any other incentive plan of the Company. 5. Date of Grant and Shareholder Rights: 5.1 Date of Grant. Subject to Sections 7.1 and 7.2 hereof and to any applicable law, the Date of Grant shall be the date the Administrator resolves to grant such Award, or any later date, if so specified by the Administrator in its determination relating to the grant of such Award. It is clarified, that the event that a specific grant of an Award requires an additional corporate approval under any applicable laws or regulations, the Administrator is authorized to determine that for the purposes of vesting of such award and the determination of the exercise priceExercise Price, the Date of Grant shall be deemed to be the date of the Administrator's resolution).. The Company shall promptly give the Grantee a Notice of Grant following the Date of Grant. 5.2 Shareholder Rights. A Grantee holding of an Award shall have no shareholder rights with respect to the Shares subject to such Award until such Grantee (i) shall have exercised such Award or such Award has vested, as applicable, and (ii) shall have all restrictions applicable to any Shares issued to him removed, if applicable; and (iii) has paid the applicable Exercise Price, if any; and (iv) has become the record holder of the Exercised Shares. 6. Reserved Shares: 6.1 The maximum number of Shares that may be subject to Awards granted under the Plan shall be an amount per calendar year, commencing on the 2016 calendar year, equal to 3% of the Company’s total issued and outstanding Share capital as of the 31st of December of the preceding calendar year (but for the sake of clarity, excluding treasury shares), subject to adjustments as provided in Section 11 hereof. The amount stated above shall be re-set for each calendar year. It is clarified, that any balance of such amount not utilized in a certain calendar year cannot be utilized in any following calendar year. Notwithstanding the above, for the 2016 calendar year the aforementioned amount will be reduced by the number of Shares subject to Awards granted by the Company during the 2016 calendar year under the “NICE-Systems Ltd. 2008 Share Incentive Plan". Notwithstanding the above, equity-based awards assumed, substituted or granted by the Company as part of or in connection with a corporate transactionCorporate Transaction (including, without limitation, awards assumed or substituted from an entity merged into or with the Company or any of its Affiliates, acquired by the Company or any of its Affiliates, or otherwise involved in a similar corporate transactionCorporate Transaction) shall not count against the number of shares reserved and available for issuance pursuant to the Plan . 6.2 Without derogating from the foregoing in Section 6.1, in the event that Shares under the Plan, in respect of which the right of a Grantee to hold or purchase or be issued the same, shall for any reason, terminate, expire, be forfeited, or retained by the Company upon exercise of an Award in order to satisfy the exercise or purchase price for such Award (including for example when effecting a “Net Exercise”), or otherwise cease to exist, such Shares shall be treated as not issued and shall again be available for grant through Awards during the calendar year on which they've terminated, expired, forfeited, retained as aforesaid, or otherwise ceased to exist under the Plan, and under any sub-plans of the Plan, as the Administrator may determine at its own discretion, from time to time. Notwithstanding the above, Shares withheld or reacquiredre-acquired by the Company in satisfaction of tax withholding obligations pursuant to Section 14.2 below shall not be taken into account for the purposes of calculating the maximum number of Shares that may be subject to Awards pursuant to Section 6.1 above.

7 6.3 Without derogating from the foregoing, the CommitteeAdministrator shall have full authority in its discretion to determine that the Company may issue, for the purposes of the Plan, previously issued Shares that are held by the Company, from time to time, as Dormant Shares (as such term is defined in the Companies Law). 6.4 Notwithstanding the foregoing, (i) a Grantee may elect, or (ii) the Company may determine at its sole and absolute discretion, at the time of exercise (or vesting) of an Award, that the Company shall issue, in lieu of Ordinary Shares, an equal number of the Company's American Depositary Receipts (“ADRs”), each of which represents one American Depositary Share which, in turn, represents one Share. It is clarified, thatAwardsthat Awards may not be exercised for a combination of Shares and ADRs. 7. Required Approvals; Notice of Grant; Vesting: 7.1 The implementation of the Plan and the granting of any Award under the Plan shall be subject to the Company’s procurement of all approvals and permits required by applicable laws or regulatory authorities having jurisdiction over the Plan, the Awards granted under it, and the Shares issued pursuant to it. 7.2 The Notice of Grant shall state, inter alia, the number of Shares subject to each Award, the type of Award, the vesting schedule, the dates when the Award may be exercised and/or will vest (as applicable), any restrictions upon transfer or sale of Shares (if applicable), the Exercise Price, the tax treatmentclassification to which the Award is subject and such other terms and conditions as the Administrator at its discretion may prescribe, provided that they are consistent with the Plan. 7.3 Vesting of Awards. Unless determined otherwise by the Administrator, the Vesting Period shall be such that all Awards shall be fully vested on the first business day following the passing of four (4) years from the Adoption Date, such that twenty five percent (25%) of the Shares subject to the Awards shall vest on each of the four consecutive annual anniversaries following the Adoption Date, provided however, that the Administrator may also determine longer or shorter vesting periods, and that a certain portion of such Awards may also be subject to vesting Performance Conditions. Specifically with respect to Options (other than Options granted at an exercise priceExercise Price equal to their nominal value) and, unless determined otherwise by the Administrator, the Vesting Period shall be such that that all Awards shall be fully vested on the first business day following the passing of four (4) years from the Adoption Date, such that twenty five percent (25%) of the Shares subject to the Awards shall vest on the first anniversary of the Adoption Date, and 6.25% of the Shares subject to the Awards shall vest on the last day of each consecutive calendar quarter following the first anniversary of the Adoption Date (a total of 12 calendar quarters). . Notwithstanding the foregoing, if the term of an Option or SAR, as applicable, would expire when trading in the Shares is prohibited by law or the Company’s internal policies applicable thereto (such as an insider trading policy), except in connection with a Grantee’s cessation by the Company for Cause, then the term of such Option or SAR, as applicable, shall expire upon the later of: (i) the thirtieth (30) day after the expiration of such prohibition; and (ii) the applicable Option or SAR, as applicable, expiration date of such Option or SAR. Unless determined otherwise by the Administrator, a period in which the Granteevesting of Awards granted hereunder shall not be employed by the Company, or in which the Grantee shall have takensuspended during an unpaid leave of absence that is longer than 30 consecutive days (excluding, other than during a leave of absence during which Grantee’s right to return to service is secured by applicable law in the relevant jurisdiction or by Company’s internal policy in said jurisdiction (for example, military reserves duty or the mandatoryleave, statutory maternity leaveor paternity leave), in such case vesting will continue according to the Company’s internal policy or as otherwise determined by law), or in which the Grantee shall not serve as a director, consultant or contractor of the Company, , shall not be included in the Vesting Period. Notwithstanding the

8 aforesaidthe Administrator. In addition, it is hereby clarified that the Vesting Period shall continue in any of the foregoing events that is the result of a Grantee’s Disability, subject to the provisions of the Plan relating to Disability. 7.4 Acceleration of Vesting. (a) Anything herein to the contrary in the Plan notwithstanding, the Administrator shall have full authority to determine at any time any provisions regarding the acceleration of the Vesting Period of any Award (including, without limitation, accelerating the vesting schedule of any outstanding unvested Award upon an event of a Change of Control or Corporate Transaction), or the cancellation of all or any portion of any outstanding restrictions or Exercise Conditions with respect to any Award or Share upon certain events or occurrences, and to include such provisions in the Notice of Grant on such terms and conditions as the Administrator shall deem appropriate. (b) Without deviating from the generality of the foregoing, the BoardAdministrator shall have full authority to determine with respect to Awards granted to certain executive officers of the Company, that in the event of the occurrence of both (i) a Change of Control or a Corporate Transaction, and (ii) either (A) the receipt of a notice of the Cessation of Services of the Grantee by the Company (i.e., not voluntarily by the Grantee), other than for Cause, within 12 months following the closing of said Change of Control or Corporate Transaction (regardless of the effective Date of Cessation), or (B) a demotion (or a notice thereof) in such Grantee's position or any other material adverse change in such Grantee's functions, duties or responsibilities, initiated by the Company or the Board within 12 months following the closing of said Change of Control or , Grantee’s employment with the Company (or the entity that employs Grantee after the consummation of a Corporate Transaction;), is terminated (a) by the Company (or by such entity that employs Grantee) for any reason other than for Cause; or (b) by Grantee for Good Reason (as such term is defined below); then all or a portion of the Awards granted to said Grantee and not yet exercised or expired will immediately become fully vested and/or exercisable (as applicable), and, that upon the occurrence thereof, any Performance Conditions with respect to such Awards shall be deemed to be wholly satisfied. It is clarified, that in the event of Cessation of Services, acceleration of vesting, as aforementioned, shall occur on the date that Cessation of Services becomes effective. The Administrator may discriminate among Grantees and among Awards made to a Grantee in exercising its discretion pursuant to this Section 7.4(b). “Good Reason” means, without the Grantee’s written consent, (i) a reduction of more than 10%, in the Grantee’s base salary or target annual bonus opportunity, unless such reductions are made in the same proportion as part of across-the-board salary reductions for substantially all similarly situated Grantees; (ii) a material diminution in the Grantee’s authority, duties, or responsibilities, provided however, that a change in job title, reporting line, or organizational structure shall not be deemed a “material diminution” unless the Grantee’s new authority, duties or responsibilities are substantially changed or reduced from the prior authority, duties or responsibilities; (iii) a relocation of the Grantee’s principal place of employment by more than fifty (50) miles; or (iv) the failure of a successor to assume the Company’s obligations under Grantee’s existing equity award agreement; provided that no termination shall be for Good Reason unless (a) the Grantee provides written notice to the Company within sixty (60) days after the initial occurrence of the event alleged to constitute Good Reason, and (b) the Company fails to cure such event within thirty (30) days after receipt of such notice, and (c) the Grantee’s resignation occurs after the initial occurrence of such event. (c) With respect to Awards that the Administrator determines are subject to acceleration of vesting as aforementioned in this Section 7.4, in no event shall such acceleration rights be amended or altered in any way as a result of a Change of Control or any Corporate Transaction, and such rights shall continue to apply in any event of assumption or substitution of such Awards by any successor entitySuccessor Entity. 8. Options:

9 8.1 Exercise Price. The Exercise Price per Share subject to each Option shall be determined by the Administrator in its sole and absolute discretion, subject to applicable law and to guidelines adopted by the BoardAdministrator, from time to time. In the event the Exercise Price is not determined by the Administrator, and provided the Company’s shares are listed on any Stock Market, the Exercise Price of an Option shall be equal to the average of the closing prices of one ADR of the Company, as quoted on the NASDAQ market, during the 30 consecutive calendar days preceding the Date of Grant. If the Shares are not listed on a Stock Market, or representative quotes are not otherwise available, the Exercise Price shall mean the amount determined by the Administrator in good faith, to be the fair market value per Share. 8.2 Exercise of Options. Options shall be exercisable pursuant to the terms under which they were awarded and subject to the terms and conditions of the Plan. The exercise of an Option shall be made by (a) a written Notice of Exercise delivered by the Grantee to the Company at its principal executive office, and/or to a Representative, in such form and method as may be determined by the Company, or (b) an exercise order submitted via the online service operated and maintained by the Company or any of its service providers; in any case specifying the number of Shares to be purchased and accompanied by the payment of the Exercise Price, at the Company’s or the Representative’s principal office, and containing such other terms and conditions as the Administrator shall prescribe from time to time. Each payment for Exercised Shares shall be in respect of a whole number of Shares, and shall be effected in cash or by a bank’s check payable to the order of the Company,: (i) in cash, (ii) by a bank’s check payable to the order of the Company, or (iii) if the Company’s shares are listed for trading on any securities exchange or over-the-counter market, and if the Administrator so determines, all or part of the Exercise Price and any withholding taxes may be paid by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company, the Representative and/or to the Trustee, as applicable, (iv) by applying the Net Exercise mechanism set forth in Section 8.3 below, or (v) or such other method of payment acceptable to the Company. 8.3 Net Exercise. Notwithstanding the provisions of Section 8.2 above, the BoardAdministrator may determine that instead of issuing one payment of the Exercise Price in cash, the Grantee may elect to receive Exercised Share as a result ofShares equal to the exerciseaggregate value of each one Option (subject to adjustments under Section 11 herein), any the Options shall be (or the portion thereof being exercised) by written notice of such election to the Company, in which event the Company shall issue to the Grantee, for no additional consideration, that number of Shares computed using the following methodformula (the “Net Exercise”): (a) The Company shall issue to the Grantee a number of Shares having an aggregate Market Value (as defined below) equal to the Benefit Amount (the “Net Exercise Shares”); For the purposes of this section: (i) = X Y (A – B) A Where: X = The number of Shares to be issued to the Grantee.

10 = YThe :Benefit Amount” shall mean the difference between“ (A) the product of (x) the Market Value and (y) the number of Shares subject, as adjusted to the Options for which a Noticedate of Exercise has been delivered tocalculation, underlying the Company; andnumber of vested Options being exercised. (B) the product of (x) theA = The Market Value of one (1) Share (on the exercise date). B = The Exercise Price and (y) the number of Shares. (a) The application of Net Exercise with respect to any 102 Awards shall be subject to the Options for which a Notice of Exercise has been deliveredobtaining a ruling from the ITA, to the Company. extent required by applicable law; (ii(b) “Market Value” shall mean the closing price for a Share on the last trading day prior to the date of exercise, as reported or quoted on NASDAQ (or on any other Stock Market on which Shares are traded, if so determined by the Administrator). (bc) The Grantee shall not be required to pay to the Company any sum with respect to the exercise of such Options, other than a sum equal to the aggregate nominal value of the Net Exercise Shares (which shall be paid in a manner provided in Section 8.2 above) (the “Nominal Value Sum”). The BoardAdministrator, in its sole discretion, shall determine procedures from time to time for payment of such nominal value by the Grantee or for collection of such amount from the Grantee by the Company. However, the Company shall have the full authority in its discretion to determine at any time that the Nominal Value Sum shall not be paid and that the Company shall capitalize applicable profits or take any other action to ensure that it meets any requirement of applicable law regarding issuance of Shares for consideration that is lower than the nominal value of such Shares; (cd) In any event, no fractional Shares will be issued to the Grantee and the number of Shares granted to the Grantee under the Plan shall be rounded off (upward or downward, as the Administrator shall determine) to the nearest whole number. 8.4 Term of Options. Unless otherwise determined by the Administrator, anything herein to the contrary notwithstanding, but without derogating from the provisions of Section 8.6 below, if any Option has not been exercised and the Shares subject thereto not paid for within six (6) years after the Date of Grant (or any shorter or longer period set forth in the Notice of Grant), such Option and the right to acquire such Shares shall terminate, all interests and rights of the Grantee in and to the same shall ipso facto expire, and the Shares subject to such Options shall again be available for grant through Options under the Plan, any sub-plans of the Plan, as provided for in Section 6 herein. 8.5 The exercise of the Options shall be subject to any applicable law, including when applicable, the limitations in connection with the use of nonpublic information. 8.6. Cessation of Service. (a) Employees. In the event of a Cessation of Service, all Options theretofore granted to such Grantee when such Grantee was an employee of the Company, unless determined otherwise by the Administrator, shall terminate as follows: (i) All such Options that are not vested on the Date of Cessation shall terminate immediately, except as detailed in sub-section (iii) below.

11 (ii) If the Grantee’s Cessation of Service is by reason of such Grantee's Disability, such Options (to the extent vested at the Date of Cessation) shall be exercisable by the Grantee or the Grantee's guardian, legal representative, estate or other person to whom the Grantee's rights are transferred by will or by laws of descent or distribution, at any time until the lapse of twelve (12) months from the Date of Cessation (but in no event after the expiration date of such Options), and shall thereafter terminate. (iii) If the Grantee’s Cessation of Service is by reason of such Grantee's death, then: (A) the vesting of the Grantee’s Options which are not vested and exercisable as of the Date of Cessation shall be accelerated and such Options shall become immediately vested (and all Performance Conditions shall be deemed to have been achieved) and exercisable as of the Date of Cessation; and (B) such Options (to the extent vested at the Date of Cessation due to sub-section (A) or otherwise) shall be exercisable by the Grantee or the Grantee's guardian, legal representative, estate or other person to whom the Grantee's rights are transferred by will or by laws of descent or distribution, at any time until the lapse of twelve (12) months from the Date of Cessation (but in no event after the expiration date of such Options), and shall thereafter terminate. \ (iv) If the Grantee’s Cessation of Service is due to any reason other than those stated in Sections 8.6(a)(ii), 8.6(a)(iii) and 8.6(a)(v) herein, such Options (to the extent vested on the Date of Cessation) shall be exercisable at any time until the lapse of three (3) months from the Date of Cessation (but in no event after the expiration date of such Options), and shall thereafter terminate; provided, however, that if the Grantee dies within such period, such Options (to the extent vested on the Date of Cessation) shall be exercisable by the Grantee's legal representative, estate or other person to whom the Grantee's rights are transferred by will or by laws of descent or distribution at any time until the lapse of twelve (12) months from the Date of Cessation (but in no event after the expiration date of such Options), and shall thereafter terminate. (v) Notwithstanding the aforesaid, if the Grantee’s Cessation of Service is for Cause, all of the Options whether vested or not shall ipso facto expire immediately and be of no legal effect. (vi) Whether the Cessation of Service of a particular Grantee is by reason of “Disability” for the purposes of paragraph 8.6(a) hereof, or is for Cause as set forth in paragraph 8.6(a)(v) hereof, shall be finally and conclusively determined by the Administrator in its absolute discretion. (vii) Notwithstanding the aforesaid, under no circumstances shall any Option be exercisable after the specified expiration of the term of such Option. (b) Directors, Consultants and Contractors. In the event of Cessation of Service of a Grantee, who is a director, consultant or contractor of the Company, the provisions of Section 8.6(a) above shall apply, mutatis mutandis. (c) Notwithstanding the foregoing provisions of this Section 8.6, the Administrator shall have the discretion, exercisable either at the time an Option is granted or thereafter, to: (i) Extend the period of time for which the Option is to remain exercisable following the Date of Cessation to such greater period of time, as the Administrator shall deem appropriate, but in no event beyond the specified expiration of the term of the Option; and/or (ii) Permit the Option to be exercised, during the applicable exercise period following the Date of Cessation, not only with respect to the number of Shares for which such Option is exercisable at the Date of Cessation but also with respect to one or more additional installments which would have vested under the Option had the Grantee continued his or her

12 employment or engagement with the Company. (d) Notwithstanding the foregoing provisions of this Section 8.6, unless determined otherwise by the Administrator, “Cessation of Service” shall not include: (i) a change in status from an employee, director, consultant and/or contractor to another such status, provided that the individual remains in the continuous service of the Company or any Affiliate in any one of such capacities as an employee, director, consultant and/or contractor; and (ii) the transfer of a Grantee from the employment or service of the Company to the employment or service of an Affiliate, or from the employment or service of an Affiliate to the employment or service of the Company or another Affiliate.; and (iii) a leave of absence during which Grantee’s right to return to service is secured by applicable law in the relevant jurisdiction or Company’s internal policy in said jurisdiction (for example, military leave, statutory maternity or paternity leave), or any other bona fide leave of absence taken by the Grantee and approved by the Company or such Affiliate by which the Grantee is employed or engaged. 8.7 Re-pricing of Options. Subject to applicable law, the Administrator shall have full authority to, at any time and from time to time, (i) grant in its discretion to the holder of an outstanding Option, in exchange for the surrender and cancellation of such Option, a new Option having an Exercise Price lower than provided in the Option so surrendered and canceled and containing such other terms and conditions as the Administrator may prescribe in accordance with the provisions of the Plan, or (ii) effectuate a decrease in the Exercise Price (see Section 8.1 above) of outstanding Options. 9. Restricted Share Units: 9.1 Subject to the sole and absolute discretion and determination of the Administrator, the Administrator may decide to grant under the Plan, Restricted Share Unit(s) (“RSU(s)”). A RSU is a right to receive a Share of the Company, under certain terms and conditions, for a consideration of no more than the underlying Share’s nominal value. Upon the lapse of the Exercise Conditions of a RSU, such RSU shall automatically vest and settle into an Exercised Share of the Company (subject to adjustments under Section 11 herein) and the Grantee shall pay to the Company its nominal value. The BoardAdministrator, in its sole discretion, shall determine procedures from time to time for payment of such nominal value by the Grantee or for collection of such amount from the Grantee by the Company. However, the Company shall have the full authority in its discretion to determine at any time that said nominal value shall not be paid and that the Company shall capitalize applicable profits or take any other action to ensure that it meets any requirement of applicable law regarding issuance of Shares for consideration that is lower than the nominal value of such Shares. 9.2 Unless determined otherwise by the Administrator, in the event of a Cessation of Service, all RSUs theretofore granted to such Grantee when such Grantee was an employee, director, consultant or contractor of the Company, as the case may be, that are not vested on the Date of Cessation, shall terminate immediately and have no legal effect. 9.3 Unless otherotherwise provided herein, all other terms and conditions of the Plan applicable to Options, shall apply to RSUs, mutatis mutandis. It is clarified, that without deviating from the foregoing in Sub-Section 9.2, the provisions of Section 8.6 herein shall, mutatis mutandis, apply to RSUs in any event of Cessation of Service. 9A. Restricted Shares. 9A.1 Restricted Share Awards may be granted upon such terms and conditions, as the Administrator shall determine. 9A.2 Purchase Price. No monetary payment (other than payments made for applicable Taxes) shall be required as a condition of receiving Shares pursuant to a grant of Restricted Shares. Notwithstanding the foregoing, the Grantee shall furnish consideration in the form of cash having a value not less than the nominal value of the Shares subject to an award of Restricted Shares. The

13 BoardAdministrator, in its sole discretion, shall determine procedures from time to time for payment of such nominal value by the Grantee or for collection of such amount from the Grantee by the Company. However, the Company shall have the full authority in its discretion to determine at any time that said nominal value shall not be paid and that the Company shall capitalize applicable profits or take any other action to ensure that it meets any requirement of applicable law regarding issuance of Shares for consideration that is lower than the nominal value of such Shares. 9A.3 Vesting and Restrictions on Transfer. Shares issued pursuant to any Restricted Shares may (but need not) be made subject to Exercise Conditions as described herein, as shall be established by the Administrator and set forth in the applicable Notice of Grant evidencing such Award. During any restriction period in which Shares acquired pursuant to an award of Restricted Shares remain subject to Exercise Conditions, such Shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of unless otherwise provided in the Plan. Upon request by the Company, each Grantee shall execute any agreement evidencing such transfer restrictions prior to the receipt of Shares hereunder and shall promptly present to the Company any and all certificates representing Shares acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions. 9A.4 Voting Rights; Dividends and Distributions. Except as provided in this section and any Notice of Grant, during any restriction period applicable to Shares subject to an award of Restricted Shares, the Grantee shall have all of the rights of a shareholder of the Company holding Shares, including the right to vote such Shares and to receive all dividends and other distributions paid with respect to such Shares. However, in the event of a dividend or distribution paid in Shares or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 11.1, any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Grantee is entitled by reason of the Grantee’s award of Restricted Shares shall be immediately subject to the same Exercise Conditions as the Shares subject to the award of Restricted Shares with respect to which such dividends or distributions were paid or adjustments were made. 9A.5 Cessation of Service. Unless otherwise provided by the Administrator, in the event of Cessation of Service of a Grantee, for any reason, whether voluntary or involuntary (including the Grantee’s death or disabilityDisability), then the Grantee shall forfeit to the Company any Shares acquired by the Grantee pursuant to an award of Restricted Shares which remain subject to Exercise Conditions as of the Date of Cessation. 9A.6 All other terms and conditions of the Plan applicable to Options, shall apply to Restricted Shares, mutatis mutandis. It is clarified, that without deviating from the foregoing in Section 9A.5, the provisions of Section 8.6 herein shall, mutatis mutandis, apply to Restricted Shares in any event of Cessation of Service. 9B. Share Appreciation Rights. 9B.1 SARs may be granted upon such terms and conditions, as the Administrator shall determine. 9B.2 Exercise Price. The exercise priceExercise Price for each SAR shall be established in the discretion of the Administrator. 9B.3 Exercisability and Term of SARs. SARs shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Administrator and set forth in the Notice of Grant evidencing such SAR; provided, however, that no SAR shall be exercisable after the expiration of six (6) years after the effective date of grant of such SAR. 9B.4 Exercise of SARs. Upon the exercise of a SAR, the Grantee shall be entitled to receive

14 payment of an amount for each Share with respect to which the SAR is exercised equal to the excess, if any, of (i) the closing price for a Share on the last trading day prior to the date of exercise, as reported or quoted on NASDAQ, over (ii) the exercise price.Exercise Price. Payment of such amount shall be made solely in Shares, based on the said closing price, in a lump sum following the date of exercise of the SAR. It is clarified, that a SAR shall be deemed exercised on the date on which the Company receives Notice of Exercise from the Grantee. 9B.5 All other terms and conditions of the Plan applicable to Options, shall apply to SARs, mutatis mutandis. 10. Performance Based Awards: 10.1 Subject to the sole and absolute discretion and determination of the Administrator, the Administrator may decide to grant Awards under the Plan, the exercise or vesting of which, as applicable, shall be conditional upon the performance of the Company and/or an Affiliate and/or a division or other business unit of the Company or of an Affiliate and/or upon the performance of the Grantee, over such period and measured against such objective criteria as shall be determined by the Administrator and notified to the Grantee (“Performance Based Award(s)”). In granting each Performance Based Award, the Administrator shall establish in writing the applicable performance period (“Performance Period”), performance formula (“Performance Formula”) and one or more performance goals (“Performance Goal(s)”) (which, in case of 102 Awards, shall comply with the guidelines of the Israeli Tax Authority (“ITA”) in this regard) which, when measured at the end of the Performance Period, shall determine on the basis of said Performance Formula the extent to which the Performance Based Award has vested and/or become exercisable (collectively, the “Performance Conditions”). It is clarified, that Performance Conditions may be determined for an Award either in addition to, or in substitution for, a Vesting Period. 10.2 After a Performance Based Award has been granted, the Administrator may, in appropriate circumstances, amend any Performance Condition, at its sole and absolute discretion. Without derogating from the above, if the Administrator determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or an Affiliate conducts its business, or other events or circumstances render a Performance Condition to be unsuitable, the Administrator may modify such Performance Condition in whole or in part, as the Administrator deems appropriate. If a Grantee is promoted, demoted or transferred to a different business unit or function during a Performance Period, the Administrator may determine that the Performance Condition or Performance Period are no longer appropriate and may: (i) adjust, change or eliminate the Performance Condition or the applicable Performance Period as it deems appropriate to make such conditions and period comparable to the initial conditions and period; or (ii) except with respect to 102 Awards, make a cash payment to the Grantee in an amount determined by the Administrator. 10.3 If, in consequence of the applicable Performance Conditions being met a Performance Based Award becomes vested and/or exercisable in respect of some, but not all of the number of Shares underlying such Award it shall thereupon lapse and cease to be exercisable in respect of the balance of the Shares over which it was held. 10.4 Performance Conditions shall not be automatically waived merely due to an event of (i) a Cessation of Service, (ii) a Corporate Transaction, or (iii) any other adjustment under Section 11 below, or (iv) a Sale under Section 11.5 below. 10.5 Measurement of Performance Goals. Performance Goals shall be established by the Administrator on the basis of targets to be attained with respect to one or more measures of business or financial performance that shall have the same meanings as used in the Company’s financial statements, or, if such terms are not used in the Company’s financial statements, they shall have the meaning applied pursuant to generally accepted accounting principles, or as used generally in the Company’s industry (“Performance Measures”). For purposes of the Plan, the Performance Measures applicable to a Performance Based Award shall be calculated in accordance with generally accepted accounting

15 principles, excluding the effect (whether positive or negative) of any change in accounting standards or any extraordinary, unusual or nonrecurring item, as determined by the Administrator, occurring after the establishment of the Performance Goals applicable to the Performance Based Award including by way of example but without limitation the following: (a) asset write-downs or impairment charges; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; (e) acquisitions or divestitures; and (f) foreign exchange gains and losses. Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of Performance Measures in order to prevent the dilution or enlargement of the Grantee’s rights with respect to a Performance Based Award. Performance Measures may be one or more of the following, as determined by the Administrator: revenue; sales; expenses; operating income; gross margin; operating margin; earnings before any one or more of: share-based compensation expense, interest, taxes, depreciation and amortization; pre-tax profit; net operating income; net income; economic value added; free cash flow; operating cash flow; share price; earnings per share; return on shareholder equity; return on capital; return on assets; return on investment; employee satisfaction; employee retention; balance of cash, cash equivalents and marketable securities; market share; customer satisfaction; product development; research and development expenses; completion of an identified special project; completion of a joint venture or other Corporate Transaction and any other performance goalsPerformance Goals as determined by the Administrator. 10.6 Term of Performance Based Options. Unless otherwise determined by the Administrator, anything herein to the contrary notwithstanding, and without derogating from the generality of the provisions of Section 8.4 and the provisions of Section 8.6 above, if any Performance Based Options granted have not been exercised and the Shares subject thereto not paid for within seven (7) years after the Date of Grant, such Performance Based Awards and the right to acquire such Shares shall terminate, all interests and rights of the Grantee in and to the same shall ipso facto expire, and the Shares subject to such Performance Based Awards shall again be available for grant under the Plan, any sub-plans of the Plan, as provided for in Section 6 herein. 10.7 All other terms and conditions of the Plan applicable to Awards, shall apply to Performance Based Awards, mutatis mutandis. 11. Adjustments, Liquidation and Corporate Transaction: 11.1 Adjustments. Subject to any required action under any applicable law, the number of Shares subject to each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per share of Shares subject to each outstanding Award, shall be proportionately adjusted, as the BoardAdministrator deems necessary or appropriate, for any increase or decrease in the number of issued Shares resulting from a share split, reverse share split, stock dividend, combination or reclassification of the Shares, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of a Grantee under the Plan,; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Except as expressly provided in this Section 11, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award. Except as expressly provided in this Section 11, the grant of Awards under the Plan shall in no way affect the right of the Company to distribute bonus shares, to offer rights to purchase its securities, or to distribute dividends. 11.2 Adjustments to Options’ Exercise Price due to Distribution of Dividends. If the Company distributes cash dividends with respect to all Shares issued to its shareholders, and the record date for determining the right to receive such dividends (the “Determining Date”) is earlier than the

16 Exercise Dateexercise date of any Options granted hereunder, then the Administrator may determine, subject to obtaining a ruling from the ITA (to the extent required by applicable law) and subject to the terms and conditions of such ruling, that the Exercise Price for each Option granted but not exercised prior to the Determining Date, shall be reduced by an amount equal to the gross amount of the dividend per Share distributed. If such distribution is in a currency different than the currency in which the Exercise Price is stated, said amount of reduction will be calculated in the same currency as the Exercise Price according to the representative rate of exchange as of the Determining Date, if applicable. Unless determined otherwise by the Board, the Exercise Price shall not be reduced to less than the nominal value of a Share. It is clarified that, no adjustment shall be made due to the distribution of cash dividends, with respect to RSUs and Options granted with an Exercise Price of up to the nominal value of a Share. 11.3 Liquidation. Unless otherwise provided by the BoardAdministrator, in the event of the proposed dissolution or liquidation of the Company, all outstanding Awards will terminate immediately prior to the consummation of such proposed action. In such case, the BoardAdministrator may declare that any Award shall terminate as of a date fixed by the BoardAdministrator and give each Grantee the right to exercise his Award or have it vested, including Award that would not otherwise vest or be exercisable. 11.4 Corporate Transaction. (a) In the event of a Corporate Transaction (as defined under sub-Section (i-iv) of the Corporate Transaction definition above), immediately prior to the effective date of such Corporate Transaction, each Awardthe Administrator may, among other things, at theits sole and absolute discretion, determine the treatment of the Board, eitherAwards as provided herein, without requiring the Grantee’s consent, action or any prior notice: (i) Be Unless otherwise determined by the Administrator, any Award then outstanding shall be assumed or be substituted for a by the Company, or by the successor entity in such Corporate Transaction or by any parent or Affiliate thereof, as determined by the Administrator in its discretion (the “Successor Entity Award such”), under terms as determined by the Administrator or the terms of this Plan applied by the Successor Entity to such assumed or substituted Awards. For the purposes of this Section 11.4(a)(i), the Award shall be considered assumed or substituted if, following a Corporate Transaction, the Award confers on the holder thereof the right to purchase or receive, for each Share underlying an Award immediately prior to the Corporate Transaction, either (i) the consideration (whether shares or other securities, cash or other property, or rights, or any combination thereof) distributed to or received by holders of Shares in the Corporate Transaction for each Share held on the effective date of the Corporate Transaction (and if holders were offered a choice or several types of consideration, the type of consideration as determined by the Administrator, which need not be the same type for all Grantees), or (ii) regardless of the consideration received by the holders of Shares in the Corporate Transaction, solely shares or any type of Awards (or their equivalent) of the Successor Entity at a value to be determined by the Administrator in its discretion, or a certain type of consideration (whether shares or other securities, cash or other property, or rights, or any combination thereof) as determined by the Administrator. Any of the above consideration referred to in the foregoing clauses (i) and (ii) shall be subject to the same vesting and expiration terms of the Awards applying immediately prior to the Corporate Transaction, unless determined by the Administrator in its discretion that the consideration shall be subject to different vesting and expiration terms, or other terms, and the Administrator may determine that it be subject to other or additional terms. The foregoing shall not limit the Administrator’s authority to determine that in lieu of such assumption or substitution of Awards for Awards of the Successor Entity, such Award will be substituted for shares or other securities, cash or other property, or rights, or any combination thereof, including as set forth in Section 11.4(a)(ii) hereof. (ii) Regardless of whether or not Awards are assumed or substituted the

17 Administrator may (but shall not be obligated to): (1) provide for the Grantee may to have the right to exercise the Successor Entity Award or have it become vested, as the case may be, for such number and class of securities of the successor entity Award in respect of Shares covered by the Award which would have been issuable to otherwise be exercisable or vested, under such terms and conditions as the Administrator shall determine, and the cancellation of all unexercised Awards (whether vested or unvested) upon or immediately prior to the closing of the Corporate Transaction, unless the Administrator provides for the Grantee in to have the right to exercise the Award, or otherwise for the acceleration of vesting of such Award, as to all or part of the Shares covered by the Award which would not otherwise be exercisable or vested, under such terms and conditions as the Administrator shall determine; (2) provide for the cancellation of each outstanding Award at or immediately prior to the closing of such Corporate Transaction, and if and to what extent payment shall be made to the Grantee of an amount in shares or other securities of the Company, the acquirer or of a corporation or other business entity which is a party to the Corporate Transaction, in cash or other property, in rights, or in any combination thereof, as determined by the Administrator to be fair in the circumstances, and subject to such terms and conditions as determined by the Administrator. The Administrator shall have full authority to select the method for determining the payment (being the intrinsic (“spread”) value of the option, Black-Scholes model or any other method). Inter alia, and without limitation of the following determination being made in other circumstances, the Administrator’s determination may further provide that payment shall be set to zero if the value of the Shares is determined to be less than the Exercise Price or in respect of Shares covered by the Award which would not otherwise be exercisable or vested, or that payment may be made only in excess of the Exercise Price; and/or (3) provide that the terms of any Award shall be otherwise amended, modified or terminated, as determined by the Administrator to be fair in the circumstances. (iii) The Administrator may determine: (1) that any payments made in respect of Awards shall be made or delayed to the same extent that payment of consideration to the holders of the Shares in connection with the Corporate Transaction is made or delayed as a result of escrows, indemnification, earn outs, holdbacks or any other contingencies or conditions; (2) the terms and conditions applying to the payment made or payable to the Grantees, including participation in escrow, indemnification, releases, earn-outs, holdbacks or any other contingencies; and (3) that any terms and conditions applying under the applicable definitive transaction agreements shall apply to the Grantees (including, appointment and engagement of a shareholders or sellers representative, payment of fees or other costs and expenses associated with such services, indemnifying such representative, and authorization to such representative within the scope of such representative’s authority in the applicable definitive transaction agreements). (iv) Notwithstanding the foregoing, in the event of a Corporate Transaction, the Administrator may determine, in its sole discretion, that upon completion of such Corporate Transaction the terms of any Award shall be otherwise amended, modified or terminated, as the Administrator shall deem in good faith to be appropriate and without any liability to the Company or its Affiliates and to their respective officers, directors, employees and representatives, and the respective successors and assigns of any of the foregoing, in connection with the method of treatment or chosen course of action permitted hereunder. (v) The Administrator may determine to suspend the Grantee’s rights to exercise any vested portion of an Award for a period of time prior to the signing or consummation of sucha Corporate Transaction, had. (vi) Without limiting the Award vested or been exercised (as applicable), immediately prior togenerality of this Section 11.4, if the effective date of such Corporate Transaction, given theconsideration in exchange ratio or consideration for Awards in a

18 Corporate Transaction includes any securities and due receipt thereof by any Grantee (or by the Trustee for the benefit of such Grantee) may require under applicable law (i) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities; or (ii) the provision to any Grantee of any information under any securities laws, then the Administrator may determine that the Grantee shall be paid in the Corporate Transaction, the Vesting Period and Performance Conditions (if any) of the Awards and such other terms and factors that the Administrator determines to be lieu thereof, against surrender of the Shares or cancellation of any other Awards, an amount in cash or other property, or rights, or any combination thereof, as determined by the Administrator to be fair in the circumstances, and subject to such terms and conditions as determined by the Administrator. Nothing herein shall entitle any Grantee to receive any form of consideration that such Grantee would be ineligible to receive as a result of such Grantee’s failure to satisfy (in the Administrator’s sole determination) any condition, requirement or limitation that is generally applicable to the Company’s shareholders, or that is otherwise applicable under the terms of the Corporate Transaction, and in such case, the Administrator shall determine the type of consideration and the terms applying to such Grantees. (vii) Neither the authorities and powers of the Administrator under this Section 11.4, nor the exercise or implementation thereof, shall (1) be restricted or limited in any way by any adverse consequences (tax or otherwise) that may result to any holder of an Award, and (2) as, inter alia, being a feature of the Award upon its grant, be deemed to constitute a change or an amendment of the rights of such holder under this Plan, nor shall any such adverse consequences (as well as any adverse tax consequences that may result from any tax ruling or other approval or determination of any relevant for purposes of calculating the number of Successor Entity Awards granted to each Grantee; ortax authority) be deemed to constitute a change or an amendment of the rights of such holder under this Plan, and may be effected without consent of any Grantee and without any liability to the Company or its Affiliates or to its or their respective officers, directors, employees and representatives and the respective successors and assigns of any of the foregoing. The Administrator need not take the same action with respect to all Awards or with respect to all Grantees. The Administrator may take different actions with respect to the vested and unvested portions of an Award. The Administrator may determine an amount or type of consideration to be received or distributed in a Corporate Transaction which may differ as among the Grantees, and as between the Grantees and any other holders of shares of the Company. (ii) Be assumed by any successor entity such that the Grantee may exercise the Award or have his/her Award vest (as applicable), for such number and class of securities of the successor entity which would have been issuable to the Grantee in consummation of such Corporate Transaction, had the Award vested or been exercised immediately prior to the effective date of such Corporate Transaction, given the exchange ratio or consideration paid in the Corporate Transaction, the Vesting Period and Performance Conditions (if any) of the Awards and such other terms and factors that the Board determines .to be relevant for this purpose (iii) Determine that the Awards shall be cashed out for a consideration equal to the difference between the price per share received by the shareholders of the Company in the Corporate Transaction and the Exercise Price, purchase price, or .nominal value, as the case may be, of such Award In the event of a clause (i) or clause (ii) action, appropriate adjustments shall be made to the Exercise Price per Share to reflect such action. (b) Immediately following the consummation of the Corporate Transaction

19 and subject to the Board exercising one of the alternatives under sub-Section (a) above, all outstanding Awards shall terminate and cease to be outstanding, except to the extent assumed .by a successor entity (c) Notwithstanding the foregoing, and without derogating from the power of the Board or Administrator pursuant to the provisions of the Plan, the Board shall have full authority and sole discretion to determine that any of the provisions of Sections 11.4(a)(i) or 11.4(a)(ii) above shall apply in the event of a Corporate Transaction in which the consideration received by the shareholders of the Company is not solely comprised of securities of a successor entity, or in which such consideration is solely cash or assets other than securities .of a successor entity (viii) All of the Administrator’s determinations pursuant to this Section 11.4 shall be at its sole and absolute discretion, and shall be final, conclusive and binding on all Grantees (including, for clarity, as it relates to Shares issued upon exercise or vesting of any Awards or that are Awards, unless otherwise determined by the Administrator) and without any liability to the Company or its Affiliates, or to their respective officers, directors, employees, shareholders and representatives, and the respective successors and assigns of any of the foregoing, in connection with the method of treatment, chosen course of action or determinations made hereunder. (ix) If determined by the Administrator, the Grantees shall be subject to the definitive agreement(s) in connection with the Corporate Transaction as applying to holders of Shares including, such terms, conditions, representations, undertakings, liabilities, limitations, releases, indemnities, appointment and indemnification of shareholders/sellers representative, participation in transaction expenses, shareholders/sellers representative expense fund and escrow arrangement, in each case as determined by the Administrator. Each Grantee shall execute (and authorizes any person designated by the Company to so execute, as well as (if applicable) the Trustee holding any Shares for the Grantee’s behalf) such separate agreement(s) or instruments as may be requested by the Company, the Successor Entity or the acquirer in connection with such in such Corporate Transaction or otherwise under or for the purpose of implementing this Section 11.4, and in the form required by them. The execution of such separate agreement(s) may be a condition to the receipt of assumed or substituted Awards, payment in lieu of the Award, the exercise of any Award or otherwise to be entitled to benefit from shares or other securities, cash or other property, or rights, or any combination thereof, pursuant to this Section 11.4 (and the Company (and, if applicable, the Trustee) may exercise its authorization above and sign such agreement on behalf of the Grantee or subject the Grantee to the provisions of such agreements). 11.5 Forced Sale. Subject to any provision in the Articles of Association of the Company and to the Board’sAdministrator’s sole and absolute discretion, in the event of a Sale, each Grantee shall be obligated to participate in the Sale and sell his or her Shares and/or Awards in the Company, provided, however, that each such Share or Award shall be sold at a price equal to that of any other Ordinary Share sold under the Sale (and, unless determined otherwise by the BoardAdministrator, less the applicable Exercise Price), while accounting for changes in such price due to the respective terms of any such Award, and subject to the absolute discretion of the Board.Administrator. For purposes of a Sale, whether “all or substantially all of the issued and outstanding share capital of the Company is to be sold”, shall be finally and conclusively determined by the BoardAdministrator in its absolute discretion. 11.6 The grant of Awards under the Plan shall in no way affect the right of the Company to

20 adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets. 12. Limitations on Transfer: 12.1 Unless determined otherwise by the Administrator, no Award shall be assignable or transferable by the Grantee to whom granted otherwise than by will or the laws of descent and distribution, and an Award shall vest or may be exercised (as applicable) during the lifetime of the Grantee only by such Grantee or by such Grantee's guardian or legal representative. The terms of such Award shall be binding upon the beneficiaries, executors, administrators, heirs and successors of such Grantee. Any ADRs or Shares acquired upon exercise or vesting of Awards shall be transferable only in accordance with applicable securities and other local laws, and may be subject to substantial statutory or regulatory restrictions on transfer, except to the extent exemptions (whether by registration or otherwise) are available. 12.2 Underwriter’s Lock-up and Limitations on the Use of Nonpublic Information. The Grantee’s rights to sell Exercised Shares may be subject to certain limitations (including a lock-up period), as will be requested by the Company or its underwriters, from time to time, or upon a specific occurrence, and the Grantee unconditionally agrees and accepts any such limitations. Furthermore, the Grantee’s right to sell Exercised Shares is subject to applicable law, including in connection with limitation relating to the use of non-public information, if and when applicable. 13. Term and Amendment of the Plan: 13.1 Unless determined otherwise by the Administrator, The Plan shall continue until the expiration of ten (10) years from February 11, 2026, which is the date the Plan was adopted by the Boardextended by the Board. (the “Effective Date”). All Awards outstanding at the time of termination, as aforementioned, shall continue to have full force and effect in accordance with the provisions of the Plan and the documents evidencing such Awards. 13.2 Subject to applicable laws and regulations, the Board in its discretion may, at any time and from time to time, amend, alter, extend or terminate the Plan, as it deems advisable, including without limitation, change the vesting and exercise periods. In addition, the Administrator may adopt, as part of the Plan and based on it, sub-plans, in order to comply with all relevant and applicable laws and regulations of the country of residence of any Grantees. 13.3 Amendment of Awards. The Administrator, at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the rights under any Award shall not be impaired by any such amendment unless the Grantee consents in writing (it being understood that no action taken by the Administrator that is expressly permitted under the Plan, shall constitute an amendment of an Award for the purpose hereof). Notwithstanding the foregoing, subject to the limitations of applicable law, if any, and without an affected Grantee’s consent, the Administrator may amend the terms of any one or more Awards if necessary to bring the Award into compliance with any applicable tax legislation, rule, regulation or guidance. 14. Withholding and Tax Consequences: 14.1 All Tax consequences and obligations arising from the grant, vesting, or exercise of any Award (as applicable), or the subsequent disposition of, Shares subject thereto or from any other event or act (of the Company or of the Grantee) hereunder, shall be borne solely by the Grantee, and the Grantee shall indemnify the Company and hold it harmless against and from any and all liability for any such Tax, including without limitation, monetary liabilities relating to the necessity to withhold, or

21 to have withheld, any such Tax payment from any payment made to the Grantee. Notwithstanding the above, the Company’s obligation to deliver Shares upon the exercise or vesting of any Awards granted under the Plan shall be subject to the satisfaction of all applicable Tax withholding requirements as governed by applicable law or practice. 14.2 Withholding in Shares. TheExcept with respect to 102 Awards, the Company shall have the right, but not the obligation, to deduct from the Shares issuable to a Grantee upon the exercise or vesting of an Award, or to accept from the Grantee the tender of, a number of whole Shares having a fair market value, as determined by the Company, that will enable the Company to satisfy any Tax withholding obligations of the Company. 14.3 The Company shall not be required to release any Shares (or Share certificate) to a Grantee until all required payments have been fully made or secured. 14.4 The Grantee shall, if requested at any time by the Company, provide to the Company within 10 calendar days of such request, any information regarding the transfer or other disposition of Shares reasonably required by the Company in order for the Company to comply with applicable local laws and regulations or to obtain any benefits thereunder. 15. Miscellaneous: 15.1 Continuance of Employment. Neither the Plan nor the grant of an Award thereunder shall impose any obligation on the Company to continue the employment or service of any Grantee. Nothing in the Plan or in any Award granted thereunder shall confer upon any Grantee any right to continue in the employ or service of the Company for any period of specific duration, or interfere with or otherwise restrict in any way the right of the Company to terminate such employment or service at any time, for any reason, with or without cause. 15.2 Notwithstanding anything to the contrary in the Plan, it is hereby clarified, that any income attributed (or deemed to be attributed) to the Grantee as a result of the Plan, the grant, vesting or exercise of Awards thereunder, or the sale of Exercised Shares, shall not be taken into account for the purpose of calculating the Grantee’s eligibility for any rights deriving from the employee-employer or service provider-client relationship between the Grantee and the Company. 15.3 Governing Law. The Plan and all instruments issued thereunder or in connection therewith, shall be governed by, and interpreted in accordance with, the laws of the State of Israel, excluding the choice of law rules thereof. 15.4 Application of Funds. Any proceeds received by the Company from the sale of Shares pursuant to the exercise or vesting of Awards granted under the Plan, as applicable, shall be used for general corporate purposes of the Company. 15.5 Multiple Agreements. The terms of each Award may differ from other Awards granted under the Plan at the same time, or at any other time. The Administrator may also grant more than one grant of Awards to a given Grantee during the term of the Plan, either in addition to, or in substitution for, one or more Awards previously granted to that Grantee. The grant of multiple Awards may be evidenced by a single Notice of Grant or multiple Notices of Grant, as determined by the Administrator. 15.6 Non-Exclusivity of the Plan. The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of share-based Awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases. 15.7 Claw-back/Recovery. All AwardsAll Awards (including the gross amount of any proceeds, gains or other economic benefit the Grantee actually or constructively receives upon receipt

22 or exercise of any Award or the receipt or resale of any Shares underlying the Award) granted under the Plan will be subject to recoupment in accordance with the Executives & Directors Compensation Policy, as amended from time to time. In addition, the BoardAdministrator may impose such other claw-back, recovery or recoupment provisions in the Notice of Grant or in a claw-back policy as the BoardAdministrator determines necessary or appropriate. Any such policy adoption or amendment shall in no event require the prior consent of any Grantee. In the event that an Award is subject to more than one such policy, the policy with the most restrictive claw-back or recoupment provisions shall govern such Award, subject to applicable law. 15.8 Data Privacy. As a condition of receipt of any Award, each Grantee explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of personal data as described in this section by and among, as applicable, the Company for the exclusive purpose of implementing, administering, and managing the Plan and Awards and the Grantee’s participation in the Plan, including the transfer of such data from such employee’s country of residence to other countries, all at the Company’s discretionInformation related to Grantees and Awards hereunder, as shall be received from Grantee or others, and/or held by, the Company or its Affiliates from time to time, and which information may include sensitive and personal information related to Grantees (“Information”), will be used by the Company or its Affiliates (or third parties appointed by any of them, including the Trustee) to comply with any applicable legal requirement, or for administration of the Plan as they deems necessary or advisable, or for the respective business purposes of the Company or its Affiliates (including in connection with transactions related to any of them). The Company and its Affiliates shall be entitled to transfer the Information among the Company or its Affiliates, and to third parties for the purposes set forth above, which may include persons located abroad (including, any person administering the Plan or providing services in respect of the Plan or in order to comply with legal requirements, or the Trustee, their respective officers, directors, employees and representatives, and the respective successors and assigns of any of the foregoing), and any person so receiving Information shall be entitled to transfer it for the purposes set forth above. The Company shall use commercially reasonable efforts to ensure that the transfer of such Information shall be limited to the reasonable and necessary scope. By receiving an Award hereunder, Grantee acknowledges and agrees that the Information is provided at Grantee’s free will and Grantee consents to the storage and transfer of the Information as set forth above. 15.9 No Representation. By granting the Awards, the Company is not, and shall not be deemed making any representation or warranties to the Grantee regarding the Company, its business affairs, its prospects or the future value of its Shares and such representations and warranties are hereby disclaimed. The Company shall not be required to provide to any Grantee any information, documents or material in connection with the Grantee’s considering an exercise of an Award. To the extent that any information, documents or materials are provided, the Company shall have no liability with respect thereto. Any decision by a Grantee to exercise an Award shall solely be at the risk of the Grantee. 16. The provisions of the Plan shall not be construed as deviating from any applicable laws, rules and regulations. *****

23 NICE-Systems LTD. ADDENDUM TO THE 2016 SHARE INCENTIVE PLAN FOR ISRAELI GRANTEES 1. General 1.1 This addendum (the “Addendum”) shall apply only to Grantees who are residents of the State of Israel or those who are deemed to be residents of the State of Israel for tax purpose and are subject to taxation by the Israeli Income Tax sOrdinance (collectively, “Israeli Grantees”). The provisions specified hereunder shall form an integral part of the Nice-Systems Ltd. 2016 Share Incentive Plan (the “Plan”), which applies to the grant of Awards. 1.2 This Addendum is to be read as a continuation of the Plan and only modifies the terms of Awards granted to Israeli Grantees so that they comply with the requirements set by the Israeli law in general, and in particular with the provisions of the Israeli Tax Ordinance (as defined below), as may be amended or replaced from time to time. It is clarified, that this Addendum does not add to or modify the Plan in respect of any other category of Grantees. 1.3 The Plan and this Addendum are complimentary to each other and shall be deemed as one. In any case of contradiction with respect to Awards granted to Israeli Grantees, whether explicit or implied, between the provisions of this Addendum and the Plan, the provisions set out in this Addendum shall prevail. 1.4 Any capitalized term not specifically defined in this Addendum shall be construed according to the definition or interpretation given to it in the Plan. 2. Definitions “102 Award” means a grant of an Award to an Israeli employee, director or other office holder of the Company, other than to a Controlling Shareholder, engaged by an “employing company” pursuant to the provisions of Section 102 of the Tax Ordinance, the 102 Rules, and any other regulations, rulings, procedures or clarifications promulgated thereunder, or under any other section of the Tax Ordinance that will be relevant for such issuance in the future. “102(c) Award” means a 102 Award without a Trustee that will not be subject to a Taxation Route, (as defined below), as detailed in Section 102(c) of the Tax Ordinance. “3(i) Award” means a grant of an Option or RSU to an Israeli consultant, contractor or a Controlling Shareholder of the Company pursuant to the provisions of Section 3(i) of the Tax Ordinance and the rules and regulations promulgated thereunder, or any other section of the Tax Ordinance that will be relevant for such issuance in the future. “Beneficial Grantee” means the Grantee for the benefit of whom the Trustee holds an Award in Trust. “Capital Gains Route” means the capital gains tax route under Section 102(b)(2) of the Tax Ordinance. “Controlling Shareholder” means a “controlling shareholder” of the Company, as such term is defined in Section 32(9)(a) of the Tax Ordinance. “Minimum Trust Period” means the minimum period of time required under a Taxation Route for

24 Awards and/or Exercised Shares to be held in Trust in order for the Beneficial Grantee to enjoy to the fullest extent the tax benefits afforded under such Taxation Route, as prescribed at any time by Section 102 of the Tax Ordinance. “Ordinary Income Route” means the ordinary income route under Section 102(b)(1) of the Tax Ordinance. “Rights” means rights issued in respect of Exercised Shares, including bonus shares. “102 Rules” means the Israeli Income Tax Rules (Tax Relief in Issuance of Shares to Employees), 2003 and any similar successor rules and regulations. “Taxation Route” means each of the Ordinary Income Route or the Capital Gains Route. “Tax Ordinance” means the Israeli Income Tax Ordinance [New Version], 1961, as amended. “Trust” means the holding of an Award or Exercised Share by the Trustee in Trust for the benefit of the Beneficial Grantee, pursuant to the instructions of a Taxation Route. “Trustee” means a trustee designated or replaced by the Administrator in accordance with the provisions of Section 3 below and, with respect to 102 Awards, approved by the Israeli Tax Authorities. 3. Administration: 3.1 Subject to the general terms and conditions of the Plan, the Tax Ordinance, and any other applicable laws and regulations, the Administrator shall have the full authority in its discretion, from time to time and at any time, to determine: (a) With respect to grants of 102 Awards - whether the Company shall elect the Ordinary Income Route or the Capital Gains Route for grants of 102 Awards, and the identity of the trustee who shall be granted such 102 Awards in accordance with the provisions of the Plan and the then prevailing Taxation Route.

25 In the event the Administrator determines that the Company shall elect one of the Taxation Routes for grants of 102 Awards, all grants of 102 Awards made following such election, shall be subject to the elected Taxation Route and the Company shall be entitled to change such election only following the lapse of one year from the end of the tax year in which 102 Awards are first granted under the then prevailing Taxation Route or following the lapse of any shorter or longer period, if provided by law; and (b) With respect to the grant of 3(i) Awards - whether or not 3(i) Awards shall be granted to a trustee in accordance with the terms and conditions of the Plan, and the identity of the trustee who shall be granted such 3(i) Awards in accordance with the provisions of the Plan. 3.2 Notwithstanding the aforesaid, the Administrator may, from time to time and at any time, grant 102(c) Awards. 4. Grant of Awards and Issuance of Shares: Subject to the provisions of the Tax Ordinance and applicable law: (a) All grants of Awards to Israeli employees, directors and office holders of the Company, other than to a Controlling Shareholder, shall be of 102 Awards; and (b) All grants of Awards to Israeli consultants, contractors or Controlling Shareholders of the Company shall be of 3(i) Awards. 5. Trust: 5.1 General. (a) In the event Awards are deposited with a Trustee, the Trustee shall hold each such Award and any Exercised Shares in Trust for the benefit of the Beneficial Grantee. (b) In accordance with Section 102, the tax benefits afforded to 102 Awards (and any Exercised Shares) in accordance with the Ordinary Income Route or Capital Gains Route, as applicable, shall be contingent upon the Trustee holding such 102 Awards for the applicable Minimum Trust Period. (c) With respect to 102 Awards granted to the Trustee, the following shall apply: (i) A Grantee granted 102 Awards shall not be entitled to sell the Exercised Shares or to transfer such Exercised Shares (or such 102 Awards) from the Trust prior to the lapse of the Minimum Trust Period; and (ii) Any and all Rights shall be issued to the Trustee and held thereby until the lapse of the Minimum Trust Period, and such Rights shall be subject to the Taxation Route which is applicable to such Exercised Shares. (d) Notwithstanding the aforesaid, Exercised Shares or Rights may be sold or transferred, and the Trustee may release such Exercised Shares or Rights from Trust, prior to the lapse of the Minimum Trust Period, provided however, that tax is paid or withheld in accordance with Section 102 of the Tax Ordinance and Section 7 of the 102 Rules, and any other provision in any other section of the Tax Ordinance and any regulation, ruling, procedure and clarification promulgated thereunder, that will be relevant, from time to time. (e) The Company shall register the Exercised Shares issued to the Trustee pursuant to the Plan, in the name of the Trustee for the benefit of the Israeli Grantees, in accordance with any applicable laws, rules and regulations, until such time that such Shares are released from the Trust as herein provided.

26 If the Company shall issue any certificates representing Exercised Shares deposited with the Trustee under the Plan, then such certificates shall be deposited with the Trustee, and shall be held by the Trustee until such time that such Exercised Shares are released from the Trust as herein provided. (f) Subject to the terms hereof, at any time after the Awards are exercised or vested, with respect to any Exercised Shares the following shall apply: (i) Upon the written request of any Beneficial Grantee, the Trustee shall release from the Trust the Exercised Shares issued, on behalf of such Beneficial Grantee, by executing and delivering to the Company such instrument(s) as the Company may require, giving due notice of such release to such Beneficial Grantee, provided, however, that the Trustee shall not so release any such Exercised Shares to such Beneficial Grantee unless the latter, prior to, or concurrently with, such release, provides the Trustee with evidence, satisfactory in form and substance to the Trustee, that payment of all taxes, if any, required to be paid upon such release has been secured. (ii) Alternatively, subject to the terms hereof, provided the Shares are listed on a Stock Market, upon the written instructions of the Beneficial Grantee to sell any Exercise Shares, the Company and/or the Trustee shall use their reasonable efforts to effect such sale and shall transfer such Shares to the purchaser thereof concurrently with the receipt of, or after having made suitable arrangements to secure, the payment of the proceeds of the purchase price in such transaction. The Company and/or the Trustee, as applicable, shall withhold from such proceeds any and all taxes required to be paid in respect of such sale, shall remit the amount so withheld to the appropriate tax authorities and shall pay the balance thereof directly to the Beneficial Grantee, reporting to such Beneficial Grantee the amount so withheld and paid to said tax authorities. 5.2 Voting Rights. Unless determined otherwise by the Administrator, as long as the Trustee holds the Exercised Shares, the voting rights at the Company’s general meeting attached to such Exercised Shares will remain with the Trustee. However, the Trustee shall not be obligated to exercise such voting rights at general meetings nor notify the Grantee of any Shares held in the Trust, of any meeting of the Company’s shareholders. Without derogating from the above, with respect to 102 Awards, such shares shall be voted in accordance with the provisions of Section 102 and any rules, regulations or orders promulgated thereunder. 5.3 Dividends. Subject to any applicable law, tax ruling or guidelines of the Israeli Tax Authority, as applicable, for so long as Shares deposited with the Trustee on behalf of a Beneficial Grantee are held in Trust, the cash dividends paid or distributed with respect thereto shall be distributed directly to the Trustee who shall transfer such amounts to the Beneficial Grantee, subject further to any applicable taxation on distribution of dividends following tax withholding, and when applicable subject to the provisions of Section 102 of the Tax Ordinance, the 102 Rules and the regulations or orders promulgated thereunder. 5.4 Notice of Exercise. With respect to a 102 Award held in the Trust, a copy of any Notice of Exercise shall be provided to the Trustee, in such form and method as may be determined by the Trustee in accordance with the requirements of Section 102 of the Tax Ordinance. 6. Notice of grant: 6.1 The Notice of Grant shall state, inter alia, whether the Awards granted to Israeli Grantees are 102 Awards (and in particular whether the 102 Awards are granted under the Ordinary Income Route, the Capital Gains Route or as 102(c) Awards), or 3(i) Awards. Each Notice of Grant evidencing a 102 Award shall be subject to the provisions of the Tax Ordinance applicable to such awards.

27 6.2 Furthermore, each Grantee of a 102 Award under a Taxation Route shall be required: (i) to execute a declaration stating that he or she is familiar with the provisions of Section 102 of the Tax Ordinance and the applicable Taxation Route; and (ii) to undertake not to sell or transfer the Awards and/or the Exercised Shares prior to the lapse of the applicable Minimum Trust Period, unless he or she pays all taxes that may arise in connection with such sale and/or transfer. 7. Sale: In the event of a Sale described in Section 11.5 of the Plan, with respect to Shares held in Trust the following procedure will be applied: The Trustee will transfer the Shares held in Trust and sign any document in order to effectuate the transfer of Shares, including share transfer deeds, provided, however, that the Trustee receives a notice from the BoardAdministrator, specifying that: (i) all or substantially all of the issued outstanding share capital of the Company is to be sold, and therefore the Trustee is obligated to transfer the Shares held in Trust under the provisions of Section 11.5 of the Plan; and (ii) the Company is obligated to withhold at the source all taxes required to be paid upon release of the Shares from the Trust and to provide the Trustee with evidence, satisfactory to the Trustee, that such taxes indeed have been paid; and (iii) the Company is obligated to transfer the consideration for the Shares (less applicable tax and compulsory payments) directly to the Grantees. 8. Limitations of Transfer: In addition to the provisions of Section 12 of the Plan, as long as Awards and/or Shares are held by the Trustee on behalf of the Grantee, all rights of the Grantee over the Shares are personal, can not be transferred, assigned, pledged or mortgaged, other than by will or pursuant to the laws of descent and distribution. Notwithstanding the above, if any such sale or transfer occurs during the Minimum Trust Period, the sanctions under Section 102 of the Tax Ordinance and under any rules or regulation or orders or procedures promulgated thereunder shall apply to and shall be borne by such Beneficial Grantee. 9. Taxation: 9.1 Without derogating from the provisions of Section 14 of the Plan, the provisions of Section 14.1 of the Plan shall apply also to actions taken by the Trustee. Accordingly, without derogating from the provisions of Section 14.1 of the Plan, the Grantee shall indemnify the Trustee and hold it harmless against and from any and all liability for any such Tax, including without limitation, monetary liabilities relating to the necessity to withhold, or to have withheld, any such Tax from any payment made to the Grantee. 9.2 The Trustee shall not be required to release any Share (or Share certificate) to a Grantee until all required Tax payments have been fully made or secured. 9.3 With regards to 102 Awards, any provision of Section 102 of the Tax Ordinance, the 102 Rules and the regulations or orders promulgated thereunder, which is necessary in order to receive and/or to preserve any Tax treatment pursuant to Section 102 of the Tax Ordinance, which is not expressly specified in the Plan or in this Addendum, shall be considered binding upon the Company and the Israeli Grantee. 9.4 Guarantee. In the event a 102(c) Award is granted to a Grantee, if the Grantee’s employment or service is terminated, for any reason, such Grantee shall provide the Company, to its full satisfaction, with a guarantee or collateral securing the future payment of all Taxes required to be paid upon the sale of the Exercised Shares received upon exercise of such 102(c) Award, all in accordance with the provisions of Section 102 of the Tax Ordinance, the 102 Rules and the regulations or orders promulgated thereunder. *****

28 APPENDIX “A” NICE-Systems LTD. ADDENDUM TO THE 2016 SHARE INCENTIVE PLAN FOR GRANTEES WHO ARE CITIZENS OF THE UNITED STATES OR RESIDENT ALIENS Notwithstanding anything to the contrary contained in the Plan, for anany Award granted to a Grantee who is subject to federal income tax under the laws of the United States, the following requirements shall apply: 1. The Exercise Price of an Option shall be equal to the average of the closing prices of one ADR of the Company, as quoted on the NASDAQ market, during the 30 consecutive calendar days preceding the Date of Grant, or, in the sole discretion of the Administrator, based on any other method of valuation that is consistently applied and is in compliance with Section 1.409A-1(b)(5) of the US Treasury Regulations. 2. Such Award shall be made, construed and administered in all respects to be exempt from, or comply with, the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the "US Code"). Without limiting the generality of the foregoing, and notwithstanding Section 11.2 of the Plan to the contrary, or otherwise, the exercise priceExercise Price per share under any Option shall not be reduced after such Option is granted if such reduction would cause noncompliance with the requirements of Section 409A. 3. Such Award shall be made, construed and administered in all respects to comply with the performance based compensation requirements of Section 162(m) of the US Code, including compliance with any shareholder approval rules (if any). Without limiting the generality of the foregoing, and notwithstanding certain provisions of the Plan to the contrary, including, without limitation, sections 8.6(a)(iii) and 10.2 of the Plan, no modification of, or deemed compliance with, the Performance Based Awards requirements shall be made if such modification or deemed compliance would cause noncompliance with the performance based compensation rules of Section 162(m) of the US Code. 4. Such Award shall be made, construed and administered in all respects to comply with the change in control golden parachute payment requirements and limitations of Section 280G of the US Code. Without limiting the generality of the foregoing, and notwithstanding certain provisions of the Plan to the contrary, including, without limitation, Section 7.4 of the Plan, no acceleration of vesting (or other change in the Award) shall be permitted to the extent the acceleration (or other change in the Award) would cause noncompliance with the requirements of Section 280G of the US Code, unless otherwise determined by the Administrator. *****